Exhibit 24.2

CarMax Auto Funding LLC

12800 Tuckahoe Creek Parkway

Suite 400

Richmond, VA 23238-1115

November 14, 2018

I, John M. Stuckey III am Assistant Secretary of CarMax Auto Funding LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the Board of Directors of the Company on November 14, 2018, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ John M. Stuckey III
Name: John M. Stuckey III
Title: Assistant Secretary

I, Enrique Mayor-Mora as Vice President and Treasurer of the Company, certify that John M. Stuckey III is the duly elected and qualified Assistant Secretary of the Company and that the signature above is his signature.

EXECUTED as of November 14, 2018

/s/ Enrique Mayor-Mora
Name: Enrique Mayor-Mora
Title: Vice President and Treasurer

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RESOLVED, that the President, the Controller, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any other duly appointed officer of the Company (collectively, the “Authorized Officers”) be, and each of them hereby is, authorized for and in the name of the Company to prepare, execute and file (i) a registration statement on Form SF-3 and any and all amendments (including, without limitation), post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be required to be filed with the Securities and Exchange Commission with respect to the registration of the offered securities related thereto under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”) and (ii) any and all other documents and instruments relating thereto, including any amendments (including, without limitation, post-effective amendments) or supplements thereto, all with such terms and provisions as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by such Authorized Officer’s execution thereof;

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RESOLVED, that the foregoing resolutions shall not limit the persons who are authorized to execute the Registration Statement and it is hereby provided that each of the members of the Board of Directors and each of the Authorized Officers of the Company are authorized, but not required, to sign the Registration Statement and each member of the Board of Directors and each Authorized Officer of the Company signing the Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the Registration Statement;

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